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                                                                    EXHIBIT 21.1


                                COHO ENERGY, INC.
                              LIST OF SUBSIDIARIES



Coho Resources Limited, Alberta, Canada (100% subsidiary of Coho Energy, Inc.)

Coho Resources, Inc., Nevada (owned 41.14% by Coho Resources Limited and 58.86% by Coho Energy, Inc.)

Coho Marketing & Transportation, Inc., Nevada (100% subsidiary of Coho Resources, Inc.)

Coho Shell Company, Delaware (100% subsidiary of Coho Energy, Inc.)

Profile Petroleum Ltd., Alberta, Canada (100% subsidiary of Coho Resources Limited)

Grayon Development Limited, Alberta, Canada (100% subsidiary of Coho Resources Limited)

Coho International Limited, Bahamas (100% subsidiary of Coho Resources Limited)

Coho Anaguid, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)

Interstate Natural Gas Company, Delaware (100% subsidiary of Coho Resources,
Inc.)

Coho Exploration, Inc., Delaware (100% subsidiary of Interstate Natural Gas Company)

Coho Louisiana Production Company, Delaware (100% subsidiary of Interstate Natural Gas Company)

Coho Oil & Gas, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)